Exhibit 10.3(x)

IAE PROPRIETARY INFORMATION

628 Hebron Avenue, Suite 400

Glastonbury, CT 06033 USA

December 1, 2011

Mr. Mark Powers

Senior Vice President and Treasurer

JetBlue Airways Corporation

118-29 Queens Boulevard

Forest Hills, NY 11375

Subject:	Side Letter No. 33 to the V2500 General Terms of Sale Agreement between JetBlue Airways Corporation (JetBlue) and IAE International Aero Engines AG (IAE) dated May 4, 1999

Ladies and Gentlemen:

We refer to the General Terms of Sale Agreement dated May 4, 1999 between IAE International Aero Engines AG (“IAE”) and JetBlue Airways Corporation (“JetBlue”), as amended from time to time, such contract being hereinafter referred to as the “Agreement”.

IAE is pleased to submit this Side Letter No. 33 (“SL33”) to JetBlue relative to JetBlue’s purchase of six (6) new V2527-A5 spare Engines (the “2011 Incremental Spare Engines”) to be delivered in accordance with the schedule set forth in Exhibit A to this SL33.

Unless expressly stated to the contrary, and to the extent possible, capitalized terms used in this SL33 shall have the same meaning given to them in the Agreement. In the event of a conflict between the terms and provisions of this SL 33 and those of the Agreement, this SL33 shall govern.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Purchase of Six (6) Incremental Spare Engines

1.1. IAE agrees to sell and JetBlue agrees to purchase the 2011 Incremental Spare Engines to support the current JetBlue fleet to be delivered Ex Works IAE point of manufacture (Incoterms 2000) in accordance with the delivery schedule in Exhibit A. The unit base price for each 2011 Incremental Spare Engine (“Unit Base Price”) is as follows:

Engine Model	Unit Base Price (Jan-11$)

V2527-A5	US [***]

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

Pricing for the 2011 Incremental Spare Engines shall be escalated from the base month of January 2011 (“Base Month”) to the date of delivery, in accordance with the delivery schedule set forth in Exhibit A and the IAE Escalation Formula set forth in Exhibit B to this SL 33.

1.2 The 2011 Incremental Spare Engines shall herein refer to the V2500-A5 Engine in a spareable engine configuration excluding Buyer Furnished Equipment, Engine Build-Up items, Quick Engine Change items, Nacelle items, and accessories.

2.	[***]

2.1 In consideration of JetBlue’s agreement to purchase the 2011 Incremental Spare Engines in accordance with Section 1.1 above, [***].

2.2 Each such [***]. JetBlue agrees to provide IAE with written notice confirming acceptance of the corresponding 2011 Incremental Spare Engine promptly after acceptance.

2.3 [***].

2.4 In addition to the foregoing, [***].

2.5 [***]. Alternatively, upon written notice to IAE at least thirty (30) days prior to delivery of each applicable 2011 Incremental Spare Engine, IAE shall [***].

2.6 JetBlue may purchase one (1) storage bag and one (1) transportation stand from IAE for any of the six (6) 2011 Incremental Spare Engine delivery [***]. For reference purposes only, the [***] price for each storage bag and engine transportation stand totals [***]. JetBlue represents that it will be properly provisioned in storage bags and transportation stands sufficient to support the purchase and delivery of the 2011 Incremental Spare Engines in accordance with the delivery schedule in Exhibit A.

2.7 JetBlue agrees that for [***], JetBlue will ensure that the 2011 Incremental Spare Engine is maintained in an engine configuration consistent with normal industry operation. If prior to the accumulation of [***], JetBlue proposes to permanently break-up, disassemble, or retire any part or portion of the 2011 Incremental Spare Engine, JetBlue shall provide ninety (90) days prior written notice of the same to IAE, in which time [***]. Prior to the accumulation of [***], JetBlue may sell or otherwise transfer the 2011 Incremental Spare Engine to a third party provided that, except with respect to financing of any 2011 Incremental Spare Engine (i) JetBlue obtains the written consent of IAE, which consent shall not be unreasonably delayed or withheld, and (ii) each of JetBlue and any subsequent transferee applies the restrictions of this Section 2.7 to the transferee in the applicable transfer agreement and names IAE as the intended third-party beneficiary of such provision.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

3.	Payment

3.1 Immediately prior to the delivery of each of the 2011 Incremental Spare Engines, JetBlue shall pay to IAE the escalated purchase price of such 2011 Incremental Spare Engine, plus the purchase price of the Engine storage bag and transportation stand.

3.2 JetBlue shall pay the full amount of payments falling due under this SL33, without any withholding or deduction whatsoever.

3.3 All payments under this SL33 shall be made by wire transfer and shall be deposited not later than the due date of payment with:

[***]

Acc. No.:	[***]

ABA No.:	[***]

Swift Code:	[***]

CHIPS #:	[***]

or as otherwise notified from time to time by IAE.

3.4 “Payment” shall only be deemed to have been made to the extent cleared or good value funds are received in the numbered IAE bank account specified in Section 2.3 above.

3.5 If JetBlue fails to make any payment pursuant to this Section 2 on or before the date when such payment is due, then, without prejudice to any of IAE’s other rights, IAE will (a) be entitled [***] and (b) have the right (but not the obligation) [***].

4.	IAE Right of First Refusal

4.1 In exchange for the pricing terms [***] associated with the 2011 Incremental Spare Engines as set forth in Section 1 above, JetBlue agrees to [***].

4.2 The [***] shall be provided to IAE in writing from JetBlue (“Notice”), and such Notice shall include, at a minimum, [***]. IAE shall respond, in writing, to such Notice no later than fifteen (15) business days from the date IAE receives the Notice, which shall not be any earlier than 1 January 2012.

4.3 Notwithstanding the foregoing, nothing herein shall constitute or be construed as an obligation for IAE to [***].

5.	Miscellaneous

5.1. This SL33 incorporates by reference and makes applicable to the 2011 Incremental Spare Engines those provisions set forth in Clauses 4.1, 4.2.1, 4.6, 4.7, 6.1, 6.2, 6.4, 6.5, 6.9, 6.10 and 6.11. For clarity, nothing herein shall expand, in any manner whatsoever, any existing Warranties or Guarantees provided to JetBlue under the Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

5.2. Entire Agreement; Conflicts. This SL33 constitutes the sole and entire agreement between JetBlue and IAE in relation to the matters set forth herein and shall supersede all previous agreements between JetBlue and IAE, both oral and in writing, as of the date hereof. In the event of any conflict between the Agreement and this SL33, the terms of this SL33 shall control.

5.3. Amendment. This SL33 shall not be amended, changed or modified in any way other than by agreement in writing, signed by JetBlue and IAE, which is expressly stated to amend this SL33.

5.4. Proprietary Information. This SL33 contains matters of a confidential and proprietary nature and each of JetBlue and IAE agrees that it shall not disclose the contents of this SL33 in whole or in part to a third party without the prior written consent of the other party.

5.5. Assignment. Neither JetBlue nor IAE may assign any of its rights or obligations hereunder without the written consent of the other party. Any assignment made in violation of this Section 5.5 shall be null and void.

IAE PROPRIETARY INFORMATION

Except as expressly amended by this SL33, all provisions of the Agreement remain in full force and effect. The parties hereto have caused this SL33 to be signed on their behalf by the hands of their duly authorized representatives.

Agreed to and accepted on behalf of: IAE International Aero Engines AG		Agreed to and accepted on behalf of: JetBlue Airways Corporation

By:	/s/ Marc Pierpoint	By:	/s/ Mark D. Powers

Name:	Marc Pierpoint	Name:	Mark D. Powers

Title:	Treasurer	Title:	CFO

Date:	1st December 2011	Date:	12/1/11

IAE PROPRIETARY INFORMATION

Exhibit A

2011 Incremental Spare Engine Delivery Schedules

ESN	No.	Model	Delivery Date
V16127	1	V2527	On or before 23 [***] 2011
V16133	2	V2527	On or before 23 [***] 2011
V16135	3	V2527	On or before 23 [***] 2011
V16141	4	V2527	On or before 23 [***] 2011
TBD	5	V2527	On or before 30 [***] 2012
TBD	6	V2527	On or before 30 [***] 2012

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

IAE Escalation Formula

1.	Any unit base price or other sum expressed to be subject to escalation from a base month to month of delivery or other date of determination in accordance with the IAE Escalation Formula will be subject to escalation in accordance with the following formula:

Pi	=	(Pb+F) x CPI, where:
Pi	=	the invoiced purchase price or escalated sum rounded to the nearest U.S. Dollar
Pb	=	unit base price or other sum
F	=	[***] (N) (Pb), rounded to the nearest U.S. Dollar
N	=	calendar year of scheduled engine delivery or other date of determination, minus the base year
CPI	=	[***](L) + [***](M)
L	=	Labor Ratio defined below
M	=	Material Ratio defined below

Base Month shall mean the base month specified for engine prices and related credits in this Proposal. The IAE Composite Price Index (CPI) is the sum of [***] percent of the Labor Ratio and [***] percent of the Material Ratio, with the sum rounded to the nearest ten thousandth. The quarterly value published for the Employment Cost Index will be deemed to apply to each month of the quarter.

The Labor Ratio is the “Employment Cost Index (ECI) Wages and Salaries for Aircraft Manufacturing (NAICS Code 336411), CIU2023211000000I” as published quarterly by the Bureau of Labor Statistics, U.S. Department of Labor (the “Bureau”) for the arithmetic average of the fifth, sixth and seventh months (rounded to the nearest tenth) preceding the month of scheduled delivery for each engine/equipment; divided by the value of “Employment Cost Index (ECI) Wages and Salaries for Aircraft Manufacturing (NAICS Code 336411), CIU2023211000000I” for the arithmetic average of the fifth, sixth and seventh months (rounded to the nearest tenth) preceding the Base Month. To be clear the quarterly value of CIU2023211000000I will apply to each month of a given quarter.

The Material Ratio is the “Producer Price Index, Industrial Commodities, WPU03thru15”, as published monthly by the Bureau of Labor Statistics, U.S. Department of Labor, for the arithmetic average of the fifth, sixth and seventh months (rounded to the nearest tenth) preceding the month of scheduled delivery for each engine/equipment; divided by the value for the “Producer Price Index, Industrial Commodities, WPU03thru15” for the arithmetic average of the fifth, sixth and seventh months (rounded to the nearest tenth) preceding the Base Month.

The value of the factors [***](L) and [***](M) shall be determined to the nearest fourth decimal place. Thus if the fifth decimal place is five or more, the fourth decimal place shall be raised to the next higher number. For a given month, the escalation shall be computed by using the applicable Index value, which the Bureau has published as of the time of delivery or other date of determination.

2.	If the U.S. Department of Labor changes the base year for determination of the Index values as defined above, such rebased values will be incorporated in the escalation calculation.

3.

If the U.S. Department of Labor ceases to publish or replaces an index or revises the methodology used for the determination of the index values to be used to determine the CPI or, for any reason, has not released values needed to determine the CPI, IAE, in its sole discretion, shall select a substitute for such index or values from data published by the Bureau or otherwise make revisions to the

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IAE PROPRIETARY INFORMATION

escalation formula such that the escalation will as closely as possible approximate the result that would have been attained by continuing the use of the original escalation formula and index values as they may have fluctuated during the applicable period.

4.	The invoiced purchase price or final escalated sum, which in no event shall be less than the unit base price, shall be the final price or escalated sum.